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                                                                    Exhibit 23.2


INDEPENDENT AUDITORS' CONSENT


We consent to the inclusion and incorporation by reference in this Registration Statement of Kroll Inc. on Form S-3 of our report dated February 15, 2002 (March 21, 2002 as to Note 20 and September 5, 2002 as to Note 21), relating to the consolidated financial statements for the year ended December 31, 2001, appearing in the Annual Report on Form 10-K of Kroll Inc. for the year ended December 31, 2001, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


New York, New York
September 5, 2002